                                       EX-3(ii)
















                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

              IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

                                 12 SOUTH MAIN

                                MINOT, ND 58701

                                JANUARY 31, 1997







                                       1                        Page 181 of 233

                                  TABLE OF CONTENTS

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

PARTNERSHIP CONTINUATION AND IDENTIFICATION. . . . . . . . . . . . . . . . . . . . 11

    Name, Office and Registered Agent. . . . . . . . . . . . . . . . . . . . . . . 11
    Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Term and Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Filing of Certificate and Perfection of Limited Partnership. . . . . . . . . . 12
    Certificates Describing Partnership Units. . . . . . . . . . . . . . . . . . . 12

BUSINESS OF THE PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

CAPITAL CONTRIBUTIONS AND ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . 13

    Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Additional Capital Contributions and Issuances of Additional
         Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Issuance of Additional Partnership Interests. . . . . . . . . . . . . . . 13
         Certain Deemed Contributions of Proceeds of Issuance
              IRET Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Minimum Limited Partnership Interest. . . . . . . . . . . . . . . . . . . 14
    Additional Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Capital Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Percentage Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    No Interest on Contributions . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Return of Capital Contributions. . . . . . . . . . . . . . . . . . . . . . . . 15
    No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . 15

PROFITS AND LOSSES; DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 16

    Allocation of Profit and Loss. . . . . . . . . . . . . . . . . . . . . . . . . 16
         General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Minimum Gain Chargeback . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Qualified Income Offset . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Capital Account Deficits. . . . . . . . . . . . . . . . . . . . . . . . . 17
         Allocations Between Transferor and Transferee . . . . . . . . . . . . . . 17
         Definition of Profit and Loss . . . . . . . . . . . . . . . . . . . . . . 17
    Distribution of Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    IRET Distribution Requirements . . . . . . . . . . . . . . . . . . . . . . . . 18
    No Right to Distributions in Kind. . . . . . . . . . . . . . . . . . . . . . . 18
    Limitations on Return of Capital Contributions . . . . . . . . . . . . . . . . 18
    Distributions upon Liquidation . . . . . . . . . . . . . . . . . . . . . . . . 18
    Substantial Economic Effect. . . . . . . . . . . . . . . . . . . . . . . . . . 19


                                       2                        Page 182 of 233



RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER. . . . . . . . . . . . . . . 19

    Management of the Partnership. . . . . . . . . . . . . . . . . . . . . . . . . 19
    Delegation of Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    Indemnification and Exculpation of Indemnitees . . . . . . . . . . . . . . . . 22
    Liability of the General Partner . . . . . . . . . . . . . . . . . . . . . . . 23
    Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Outside Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
    Conflicts of Interest and Investment Restrictions. . . . . . . . . . . . . . . 25
    General Partner Participation. . . . . . . . . . . . . . . . . . . . . . . . . 25
    Title to Partnership Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 25
    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

CHANGES IN GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

    Transfer of the General Partner's Partnership Interest . . . . . . . . . . . . 26
    Admission of a Substitute or Additional General Partner. . . . . . . . . . . . 27
    Effect of Bankruptcy, Withdrawal, Death or Dissolution
         of a General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Removal of a General Partner . . . . . . . . . . . . . . . . . . . . . . . . . 28

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS . . . . . . . . . . . . . . . . . . 29

    Management of the Partnership. . . . . . . . . . . . . . . . . . . . . . . . . 29
    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    Limitation on Liability of Limited Partners. . . . . . . . . . . . . . . . . . 29
    Ownership by Limited Partner of Corporate General
         Partner or Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    Exchange Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS . . . . . . . . . . . . . . . . . . . . 33

    Purchase for Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    Restrictions on Transfer of Limited Partnership Interests. . . . . . . . . . . 33
    Admission of Substitute Limited Partner. . . . . . . . . . . . . . . . . . . . 34
    Rights of Assignees of Partnership Interests . . . . . . . . . . . . . . . . . 35
    Effect of Bankruptcy, Death, Incompetence or Termination
         of a Limited Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    Joint Ownership of Interests . . . . . . . . . . . . . . . . . . . . . . . . . 36

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS . . . . . . . . . . . . . . . . . . . . 36

    Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    Custody of Partnership Funds; Bank Accounts. . . . . . . . . . . . . . . . . . 36
    Fiscal and Taxable Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    Annual Tax Information and Report. . . . . . . . . . . . . . . . . . . . . . . 37


                                       3                        Page 183 of 233


    Tax Matters Partner; Tax Elections; Special Basis Adjustments. . . . . . . . . 37
    Reports to Limited Partners. . . . . . . . . . . . . . . . . . . . . . . . . . 37

AMENDMENT OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
    Survival of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Pronouns and Plurals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39















                                       4                        Page 184 of 233

                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF

                 IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP


    This limited partnership agreement is made between IRET, Inc., a North Dakota corporation, of 12 South Main, Minot, North Dakota, as the general partner, and by the initial limited partner whose name is appended to this agreement, to be effective on January 31, 1997, for the purpose of forming of IRET PROPERTIES, a North Dakota Limited Partnership, under the provisions of Chapter 45-10.1 of the North Dakota Century Code.

                                      ARTICLE I

                                     DEFINITIONS

    The following terms used in this Agreement shall have the meanings specified below:

    "Act" means the North Dakota Uniform Limited Partnership Act (Chapter 45-10.1 of the North Dakota Century Code), as it may be amended from time to time.

    "Additional Funds" has the meaning set forth in Section 4.03 hereof.

    "Additional Limited Partner" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.02 hereof.

    "Additional Securities" means any additional IRET Shares (other than IRET Shares issued in connection with an exchange pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase IRET Shares, as set forth in Section 4.02.

    "Administrative Expenses" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner and IRET, including advisory fees and trustee fees of the General Partner and IRET, and any accounting and legal expenses of the General Partner and IRET, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner or IRET, and (iii) to the extent not included in clause (ii) above, all other IRET Expenses.

    "Affiliate" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 1O% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or


                                       5                        Page 185 of 233
indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities or partnership interests or otherwise.

    "Agreed Value" means the fair market value of a Partner's non-cash Capital Contribution as of the date of contribution as agreed to by the Partners. For purposes of this Partnership Agreement, the Agreed Value of a Partner's non-cash Capital Contribution shall be equal to the number of Partnership Units received by such Partner in exchange for Property or an interest therein or in connection with the merger of a partnership of which such person is a partner with and into the Partnership, or for any other non-cash asset so contributed, multiplied by the "Market Price, calculated in accordance with the second and third sentences of the definition of "Cash Amount." The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions as of the date of contribution is set forth on Exhibit A.

    Agreement means this Agreement of Limited Partnership.

    "Articles of Incorporation" means the Articles of Incorporation of the General Partner filed with the Secretary of State of North Dakota, as amended or restated from time to time.

    "Capital Account" has the meaning provided in Section 4.04 hereof.

    "Capital Contribution" means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

    "Capital Transaction" means the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of Properties), or other disposition of any Property (or the Partnership's interest therein).

    "Cash Amount" means an amount of cash per Partnership Unit equal to the value of the IRET Shares Amount on the date of receipt by IRET of a Notice of Exchange. The value of the IRET Shares Amount shall be based on the average of the daily market price of IRET Shares for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the IRET Shares are listed or admitted to trading on any securities exchange, the sale price, regular way, on such day, or if no such sale takes place on such day the average of the closing bid and asked prices regular way, on such day, (ii) if the IRET Shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by IRET, or (iii) if the IRET Shares are not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by IRET, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten days prior to the date in question) for which prices have been so


                                       6                        Page 186 of 233
reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the IRET Shares shall be determined by IRET acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the IRET Shares Amount includes rights that a holder of IRET Shares would be entitled to receive, then the value of such rights shall be determined by IRET acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

    "Certificate" means any instrument or document that is required under the laws of the State of North Dakota, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney, granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of North Dakota or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of North Dakota or such other jurisdiction.

    "Code" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

    "Commission" means the U.S. Securities and Exchange Commission.

    "Conversion Factor" means 1.0, provided that in the event that IRET (i) declares or pays a dividend on its outstanding IRET Shares in IRET Shares or makes a distribution to all holders of its outstanding IRET Shares in IRET Shares, (ii) subdivides its outstanding IRET Shares, or (iii) combines its outstanding IRET Shares into a smaller number of IRET Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which-shall be the number of IRET Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of IRET Shares (determined without the above assumption) issued and outstanding on such date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if IRET receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if IRET had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination.

    "Declaration of Trust" means the Declaration of Trust of IRET, as amended or restated from time to time.

    "Event of Bankruptcy" as to any Person means the filing of a petition for relief as to such Person under Federal Bankruptcy statutes or appointment of a receiver under the law of any jurisdiction (except if such petition is has been dismissed within 90 days); insolvency as finally determined by a court proceeding; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or law of any


                                       7                        Page 187 of 233
jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

    "Exchange Amount" means either the Cash Amount or the IRET Shares Amount, as selected by the General Partner or IRET in its sole discretion pursuant to
Section 8.05(b) hereof.

    "Exchange Right" has the meaning provided in Section 8.05(a) hereof.

    "Exchanging Partner" has the meaning provided in Section 8.05(a) hereof.

    "General Partner" means IRET, Inc., a North Dakota corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

    "General Partnership Interest" means a Partnership Interest held by the General Partner that is a general partnership interest.

    "Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as IRET, the General Partner or a trustee, director, officer or employee of IRET, the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of IRET, General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

    "Independent Trustee" means a trustee of IRET who is not an officer, member, affiliate or employee of Odell-Wentz & Associates, L.L.C., the advisor to IRET.

    "Initial Properties" means those properties listed on Exhibit B hereto.

    "IRET" means Investors Real Estate Trust, a North Dakota business trust whose address is 12 South Main, Minot, North Dakota.

    "IRET Expenses" means (i) costs and expenses relating to the formation and continuity of existence and operation of IRET and any Subsidiaries thereof, including Pine-Cone IRET, Inc., West-Stonehill IRET, Inc., and Miramont IRET, Inc., (which Subsidiaries shall, for purposes hereof, be included within the definition of IRET), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, officer, or employee of IRET, (ii) costs and expenses relating to the public offering and registration of securities by IRET and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by IRET under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by IRET with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of IRET incurred in the ordinary course of its business on behalf of or in connection with the Partnership.


                                       8                        Page 188 of 233

    "IRET Share" means a share of beneficial interest of IRET.

    "IRET Shares Amount" shall mean a number of IRET Shares equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event IRET issues to all holders of IRET Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase IRET Shares, or any other securities or property (collectively, the "rights"), and the rights have not expired at the Specified Exchange Date, then the IRET Shares Amount shall also include the rights issuable to a holder of the IRET Shares Amount of IRET Shares on the record date fixed for purposes of determining the holders of IRET Shares entitled to rights.

    "Limited Partner" means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

    "Limited Partnership Interest" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

    "Loss" has the meaning provided in Section 5.01(f) hereof.

    "Notice of Exchange" means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit C hereto.

    "Offer" has the meaning set forth in Section 7.01(c) hereof.

    "Partner" means any General Partner or Limited Partner.

    "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

    "Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

    "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to the liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).


                                       9                        Page 189 of 233

    "Partnership Record Date" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the IRET for a distribution to its shareholders of some or all of its portion of such distribution.

    "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended from time to time.

    "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as may be amended from time to time.

    "Person" means any individual, partnership, corporation, joint venture, trust or other entity.

    "Profit" has the meaning provided in Section 5.01(f) hereof.

    "Property" means any residential, office or industrial property or other investment in which the Partnership holds an ownership interest.

    "Regulations" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

    "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

    "Service" means the Internal Revenue Service.

    "Specified Exchange Date" means the first business day of the month that is at least 60 business days after the receipt by IRET of the Notice of Exchange.

    "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

    "Subsidiary Partnership" means any partnership of which the majority of the limited or general partnership interests therein are owned, directly or indirectly, by the Partnership.

    "Substitute Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

    "Surviving General Partner" has the meaning set forth in Section 7.01(d) hereof.

    "Transaction" has the meaning set forth in Section 7.01(c) hereof.


                                      10                        Page 190 of 233

    "Transfer" has the meaning set forth in Section 9.02(a) hereof.

                                      ARTICLE II

                     PARTNERSHIP CONTINUATION AND IDENTIFICATION

    2.01 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership is IRET PROPERTIES, a North Dakota Limited Partnership. The specified office and place of business of the Partnership shall be 12 South Main Street, Minot, North Dakota 58701. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, 12 South Main Street, Minot, ND 58701.

    2.02  PARTNERS.

    (a) The General Partner of the Partnership is IRET, Inc., a North Dakota corporation. Its principal place of business shall be the same as that of the Partnership.

    (b) Attached as Exhibit A is the name and addresses of the Limited Partners as of the date hereof. The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

    2.03  TERM AND DISSOLUTION.

    (a) The term of the Partnership shall continue in full force and effect until April 30, 2050, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

         (i) dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to
              Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner an such partners comply with any other applicable requirements of this Agreement;

         (ii) The passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

        (iii) The exchange of all Limited Partnership Interests; or


                                      11                        Page 191 of 233

         (iv) The election by the General Partner that the Partnership should be dissolved.

    (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

    2.04 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

    2.05 CERTIFICATES DESCRIBING PARTNERSHIP UNITS. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner's interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

    "This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Partnership Agreement of IRET Properties, a North Dakota Limited Partnership, as from time to time amended and restated."

                                     ARTICLE III

                             BUSINESS OF THE PARTNERSHIP

    The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit IRET at all times to qualify as a REIT, unless IRET otherwise ceases to qualify as a REIT,
(ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing: In connection with the foregoing, and without limiting IRET's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that IRET's current status as a REIT inures to the benefit of all the Partners and not solely to IRET. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.


                                      12                        Page 192 of 233

                                      ARTICLE IV

                          CAPITAL CONTRIBUTIONS AND ACCOUNTS

    4.01 CAPITAL CONTRIBUTIONS. IRET shall, through the General Partner, its wholly owned subsidiary, contribute to the capital of the Partnership all of its assets subject to all of its liabilities as specified on Exhibit A hereof. The Limited Partners shall contribute to the capital of the Partnership interests in one or more of the Properties or the partnerships owning such Properties, each with values as set forth opposite their names on Exhibit A. The Agreed Values of such Limited Partners' ownership interests in the Properties that are contributed to the Partnership are as set forth opposite their names on Exhibit A.

    4.02 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.02 or in Section 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.02.

    (a)  Issuance of Additional Partnership Interests.

         General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner and IRET) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to North Dakota law, including, without limitation,
         (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner or IRET unless either:

         (1) the additional Partnership Interests are issued in connection with an issuance of IRET Shares of or other interests in IRET, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or IRET by the Partnership in accordance with this Section 4.02 and the General Partner or IRET shall make a Capital Contribution to the Partnership in an amount equal

                                       13                     Page 193 of 233
              to the proceeds raised in connection with the issuance of such shares of stock of or other interests in IRET, or

         (2) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

    (b) In connection with any and all issuances of IRET Shares, IRET and the General Partner, as IRET determines, shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by IRET, directly or through the General Partner, are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner and IRET shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.05 hereof and in connection with the required issuance of additional Partnership Units to the General Partner and IRET for such Capital Contributions pursuant to Section 4.02(a) hereof.

    4.03 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or IRET provide such Additional Funds to the Partnership through loans or otherwise.

    4.04 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulation Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole discretion, taking into account Section 7701(g) of the Code) in accordance with Regulation Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

    4.05 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted by the General

                                       14                     Page 194 of 233

Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.O5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the General Partner and the part of the year beginning on the following day either
(i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

    4.06 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

    4.07 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

    4.08 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in eity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to an-v Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent Jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

                                       15                     Page 195 of 233

                                      ARTICLE V

                          PROFITS AND LOSSES; DISTRIBUTIONS

    5.01  ALLOCATION OF PROFIT AND LOSS.

    (a) General. Profit and Loss of the Partnership for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

    (b) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations
         Section 1.704-2(i)(2) shall be allocated to the Partner that bears the "economic risk of loss" of such deduction in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and
         (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations
         Section 1.704(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

    (c) Qualified Income Offset. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-l(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this Section 5.01(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(c).

                                       16                     Page 196 of 233

    (d) Capital Account Deficits. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-1(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.01(d).

    (e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or
         (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

    (f) Definition of Profit and Loss. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Section 5.01(b), 5.01(c), or 5.01(a). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code and such election shall be binding on all Partners.

    5.02  DISTRIBUTION OF CASH.

    (a) The Partnership shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date; provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion that the number of days that such additional Partnership

                                       17                     Page 197 of 233

         Interest is held by such Partner bears to the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

    (b) Notwithstanding any other provision of this AGREEMENT, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner.

    (c) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash dividend as the holder of record of a IRET Share for which all or part of such Partnership Unit has been or will be exchanged.

    5.03 IRET DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable IRET to pay shareholder dividends that will allow IRET to (i) meet its distribution requirement for Qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

    5.04 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

    5.05 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

    5.06  DISTRIBUTIONS UPON LIQUIDATION.

    (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall he distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

                                       18                     Page 198 of 233

    (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with
         Section 5.06(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

    5.07 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                      ARTICLE VI

                               RIGHTS, OBLIGATIONS AND
                            POWERS OF THE GENERAL PARTNER

    6.01  MANAGEMENT OF THE PARTNERSHIP.

    (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

         (i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

         (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

         (iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

         (iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify,

                                       19                     Page 199 of 233
               amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

        (v) to guarantee or become a comaker of indebtedness of IRET or any Subsidiary thereof, refinance, increase the amount, modify or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

        (vi) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of IRET, the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

        (vii) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

        (viii) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

        (ix) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

        (x) to make or revoke any election permitted or required of the Partnership by any taxing authority;

        (xi) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

        (xii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

                                       20                     Page 200 of 233

         (xiii) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

         (xiv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

         (xv) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

         (xvi) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

         (xvii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

         (xviii) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to IRET, its Subsidiaries and any other Person in which it has an equity interest from time to time);

         (xix) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

         (xx) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing IRET at all times to qualify as a IRET unless IRET voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

    (b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

    6.02 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any

                                       21                     Page 201 of 233

Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

    6.03  INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

    (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contenders or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this
         Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

    (b) The Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section
         6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

    (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

    (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                                       22                     Page 202 of 233

    (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

    (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

    (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

    (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

    6.04  LIABILITY OF THE GENERAL PARTNER.

    (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or if any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

    (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, IRET and the Company's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of same, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of IRET on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of IRET or the Limited Partners; provided, however, that for so long as IRET, directly or the General Partner owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the shareholders of IRET or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable

                                       23                     Page 203 of 233
         for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

    (c)  Subject to its obligations and duties as General Partner set forth in
         Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

    (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of IRET to continue to qualify as a REIT or (ii) to prevent IRET from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

    (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

    6.05 REIMBURSEMENT. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership.

    6.06 OUTSIDE ACTIVITIES. Subject to Section 6.08 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

                                       24                     Page 204 of 233

    6.07 CONFLICTS OF INTEREST AND INVESTMENT RESTRICTIONS. The Partnership shall not purchase any property, sell or lease any property, borrow or loan any money nor invest in any joint ventures with any Trustee, Director, employee or any affiliate (including the Advisor) of IRET, except in connection with a transaction approved by a majority of the Independent Trustees of IRET who are not themselves in any way involved in the transaction as being a fair, competitive and commercially reasonable transaction which is no less favorable to the Partnership than a similar transaction between unaffiliated parties under the same circumstances.

    6.08 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of office or industrial property or other property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that IRET is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of IRET and the Partnership by a majority of the Independent Trustees.

    6.09 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, IRET or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

    6.10 MISCELLANEOUS. In the event IRET redeems any IRET Shares, then the General Partner shall cause the Partnership to purchase from the General Partner and IRET a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that IRET exchanged such IRET Shares. Moreover, if IRET makes a cash tender offer or other offer to acquire IRET Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner and IRET to acquire an equal number of Partnership Units held by the General Partner and IRET. In the event any IRET Shares are exchanged by IRET pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's and IRET Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

                                       25                     Page 205 of 233

                                     ARTICLE VII

                              CHANGES IN GENERAL PARTNER

    7.01  TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

    (a) The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in Section 7.01(c) or in connection with a transaction described in Section 7.01(d).

    (b) The General Partner agrees that it and IRET will at all times own in the aggregate at least 20% of the Partnership.

    (c) Except as otherwise provided in Section 6.06(b) or Section 7.01(d) hereof, IRET shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding IRET Shares (a "Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one IRET Share in consideration of one IRET Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding IRET Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the IRET Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; and (ii) no more than 75% of the equity securities of the acquiring Person in such Transaction is owned, after consummation of such Transaction, by IRET, the General Partner or Persons who were Affiliates of the Company, the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

    (d) Notwithstanding Section 7.01(c), IRET or the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Survivor"), other than Partnership Units held by IRET or the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the General Partner or IRET, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the IRET Shares Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of IRET Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of IRET Shares and make such amendments to Section 8.05 hereof so as to approximate the existing rights and obligations set forth in Section 8.05 as closely as reasonably possible. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

    7.02 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

    (a) a majority in interest of the Limited Partners (other than IRET) shall have consented in writing to the admission of the substitute or additional General Partner, which consent may be withheld in the sole discretion of such Limited Partners;

    (b) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

    (c) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

    (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

    7.03 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

    (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof.

    (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

    7.04  REMOVAL OF A GENERAL PARTNER.

    (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.

    (b) If a General Partner has been removed pursuant to this Section 7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals closest in value.

    (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to an portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

    (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                     ARTICLE VIII

                                RIGHTS AND OBLIGATIONS
                               OF THE LIMITED PARTNERS

    8.01 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

    8.02 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

    8.03 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

    8.04 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

    8.05  EXCHANGE RIGHT.

    (a) Subject to Sections 8.05(b), 8.05(c), 8.05(d) and 8.05(e), on or after the date which is one year after the acquisition of such units, each Limited Partner, other than IRET, shall have the right (the "Exchange Right") to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Partnership Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the "Exchanging Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if IRET and/or the General Partner elects to purchase the Partnership Units subject to the Notice of Exchange pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Exchange during each calendar year. A Limited Partner may not exercise the Exchange Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.

    (b) Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Exchange to the General Partner and IRET, and either of the General Partner or IRET (or both) may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Exchanging Partner either the Cash Amount or the IRET Shares Amount, as elected by the General Partner or IRET (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner or IRET shall acquire the Partnership Units offered for exchange by the exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner and/or IRET shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to a Notice of Exchange, they shall so notify the Exchanging Partner within five Business Days after the receipt b the General Partner of such Notice of Exchange. Unless the General Partner and/or IRET (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Exchanging Partner pursuant to this Section 8.05(b), neither the General Partner nor IRET shall have any obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner's exercise of the Exchange Right. In the event the General Partner or IRET shall exercise its right to purchase Partnership Units with respect to the exercise of a Exchange Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner's exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner or IRET, as the case may be, shall treat the transaction between the General Partner or IRET, as the case may be, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner's Partnership Units to the General Partner or IRET, as the case may be. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of IRET Shares upon exercise of the Exchange Right.

    (c) Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of IRET Shares to such Partner on the Specified Exchange Date by the General Partner or IRET pursuant to Section 8.05(b) (regardless of whether or not the General Partner or IRET would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other person owning, directly or indirectly, IRET Shares in excess of the ownership Limitation (as defined in IRET's Declaration of Trust) and calculated in accordance therewith, except as provided in IRET's Declaration of Trust, (ii) result in IRET Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in IRET's Declaration of Trust, (iii) result in IRET being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause IRET to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner's, the Partnership's, or a Subsidiary Partnership's, real property, within the meaning of Section 856(d)(2)(D) of the Code, or (v) cause the acquisition of IRET Shares by such Partner to be "integrated" with any other distribution of IRET Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). The General Partner or IRET, in their sole discretion, may waive the restriction on exchange set forth in this
         Section 8.05(c); provided, however, that in the event such restriction is waived, the Exchanging Partner shall be paid the Cash Amount.

    (d)  Any Cash Amount to be paid to an Exchanging Partner pursuant to this
         Section 8.05 shall be paid on the Specified Exchange Date; provided, however, that IRET or the General Partner may elect to cause the Specified Exchange Date to be delayed for up to an additional 180 days to the extent required for IRET to cause additional IRET Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, IRET and the General Partner agree to use their best efforts to cause the closing of the acquisition of exchanged Partnership Units hereunder to occur as quickly as reasonably possible.

    (e) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a "Restriction Notice") to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a "publicly traded partnership" under section 7704 of the Code.

    8.06  REGISTRATION.

    (a) Shelf Registration of the IRET Shares. Prior to or on the first date upon which the Partnership Units owned by any Limited Partner may be exchanged (or such other date as may be required under applicable provisions of the Securities Act), the Company agrees to file with the Securities and Exchange Commission (the "Commission) a shelf registration statement on Form S-3 under Rule 415 of the Securities Act (a "Registration Statement"), or any similar rule that may be adopted by the Commission, with respect to all of the IRET Shares that may be issued upon exchange of such Partnership Units pursuant to
         Section 8.05 hereof ("Exchange Shares"). IRET will use its best efforts to have the Registration Statement declared effective under the Securities Act. IRET need not file a separate Registration Statement, but may file one Registration Statement covering Exchange Shares issuable to more than one Limited Partner. IRET further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by IRET or by the Securities Act or rules and regulations thereunder for such Registration Statement.

    (b) If a Registration Statement under subsection (a) above is not available under the securities laws or the rules of the Commission, or if required to permit the resale of Exchange Shares by "Affiliates" (as defined in the Securities Act), IRET agrees to file with the Commission a Registration Statement covering the resale of Exchange Shares by Affiliates or others whose Exchange Shares are not covered by a Registration Statement filed pursuant to subsection (a) above. IRET will use its best efforts to have the Registration Statement declared effective under the Securities Act. IRET need not file a separate Registration Statement, but may file one Registration Statement covering Exchange Shares issuable to more than one Limited Partner. IRET further agrees to supplement or make amendments to each Registration Statement, if required by the rules, regulations or instructions applicable to the registration form utilized by IRET or by the Securities Act or rules and regulations thereunder for such Registration Statement.

    (c) Listing on Securities Exchange. If IRET shall list or maintain the listing of any of its shares of Beneficial Interest on any securities exchange or national market system, it will, as necessary to permit the registration and sale of the Exchange Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Exchange Shares.

                                      ARTICLE IX

                      TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

    9.01  PURCHASE FOR INVESTMENT.

    (a) Each Limited Partner hereby represents and warrants to the General Partner, to IRET and to the Partnership that the acquisition of his Partnership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

    (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

    9.02  RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

    (a) Subject to the provisions of 9.02(b), (c) and (d), a Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") with or without the consent of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

    (b) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

    (c) No transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified IRET subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of IRET to continue to qualify as a REIT or subject IRET to any additional taxes under Section 857 or section 4981 of the Code, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

    (d) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

    (e)  Any Transfer in contravention of any of the provisions of this
         Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

    9.03  ADMISSION OF SUBSTITUTE LIMITED PARTNER.

    (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

         The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

         (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

         (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

         (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel or the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

         (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

         (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

         (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

    (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

    (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article-IX to the admission of such Person as a Limited Partner of the Partnership.

    9.04  RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

    (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

    (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

    9.05 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

    9.06 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related as spouse, child, grandchild, parent or grandparent to one another. The written consent or vote of both owners of an such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners. Partnership interests may also be owned as tenants in common.

                                      ARTICLE X

                      BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

    10.01 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports,
(d)copies of the Agreement and an financial statements of the Partnership for the three most recent years and all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

    10.02  CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

    (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

    (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

    10.03 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be from May 1st to April 30th.

    10.04 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

    10.05  TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

    (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the Right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

    (b) All elections required or permitted to be made by the Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole discretion.

    (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

    10.06  REPORTS TO LIMITED PARTNERS.

    (a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership or of IRET if such statements are prepared solely on a consolidated basis with IRET, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of IRET if such statements are prepared solely on a consolidated basis with IRET, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

    (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

                                      ARTICLE XI

                                AMENDMENT OF AGREEMENT

    The General Partner's consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners (other than IRET) holding more than 50% of the Percentage Interests of the Limited Partners (other than IRET):

    (a) any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 8.05(d) or 7.01(d) hereof) in a manner adverse to the Limited Partners;

    (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof;

    (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 hereof; or

    (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

                                     ARTICLE XII

                                  GENERAL PROVISIONS

    12.01 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

    12.02 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

    12.03 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

    12.04 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

    12.05 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

    12.06 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

    12.07 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

    12.08 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

    12.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Dakota.

                                  GENERAL PARTNER
                                  IRET, INC.

                                  BY
                                     ---------------------------------
                                     Timothy P. Mihalick, Secretary


                                  INITIAL LIMITED PARTNER

                                  ------------------------------------
                                  Thomas A. Wentz, Sr.

                 IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

                                      EXHIBIT A

                      INITIAL PARTNERS AND PERCENTAGE OWNERSHIP


                                                           Percentage
GENERAL PARTNER:                                           Ownership
----------------                                           ---------
IRET, Inc.
12 South Main
Minot, ND 58701
(As a "Qualified Real Estate Investment Trust
Subsidiary" of Investors Real Estate Trust, a
North Dakota Business Trust, whose tax
identification number is 45-0311232)                       *________%

INITIAL LIMITED PARTNER:
------------------------
Thomas A. Wentz, Sr.
505 8th Avenue SE
Minot, ND 58701
ID# ###-##-####                                            **_______%


                                                                 100%
                                                                 ---
                                                                 ---

*Representing a contribution of properties with an agreed fair market value of $____________, subject to liabilities of $______________, for a net contribution of $______________.

**Representing a contribution of $1,000 cash.

                 IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

                                      EXHIBIT B

                  INITIAL ASSETS AND LIABILITIES OF THE PARTNERSHIP


    The sum of $1,000 cash contributed by the initial limited partner and all of the assets, subject to all of the liabilities, of Investors Real Estate Trust, a North Dakota Business Trust, as the same shall exist at the close of business on January 31, 1997.

                 IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

                                      EXHIBIT C

                                   EXCHANGE NOTICE

    In accordance with Section 8.05 of the Agreement of Limited Partnership of IRET PROPERTIES, a North Dakota Limited Partnership (the "Agreement"), the undersigned hereby irrevocably (i) presents for exchange __________ Partnership Units in IRET PROPERTIES, a North Dakota Limited Partnership, in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.05 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or IRET Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if IRET Shares (as defined in the Agreement) are to be delivered, such IRET Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:
       ------------------------

                                  Names of Limited Partners:

                                  ------------------------------------
                                  (Signatures of Limited Partners)

                                  If IRET Shares are to be issued, issue to:

                                  ------------------------------------
                                  Name(s)

                                  ------------------------------------
                                  (Mailing Address)

                                  ------------------------------------
                                  (City)         (State)   (Zip Code)

                                  Please insert Social Security or tax
                                  identification number:

                                  ------------------------------------


                                  Signature Guaranteed by:

                                  ------------------------------------